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                         [LETTERHEAD OF SIDLEY & AUSTIN]



                                         March 1, 1999

AT&T Capital Corporation
2 Gatehall Drive
Parsippany, New Jersey  07054

Newcourt Credit Group Inc.
BCE Place, 181 Bay Street, Suite 3500
Toronto, Ontario  Canada  M5J 2T3

Dear Ladies and Gentlemen:

               We hereby refer to the joint Registration Statement on Form F-3 (the "Registration Statement") filed by AT&T Capital Corporation, a Delaware corporation (the "Company"), and Newcourt Credit Group Inc., an Ontario corporation ("Newcourt"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of one or more series of debt securities (the "Debt Securities") under the Indenture to be dated as of March 1, 1999 (the "Indenture") among the Company, Newcourt and The Chase Manhattan Bank, as trustee (the "Trustee"), and warrants to purchase Debt Securities, currency warrants, index warrants and interest rate warrants (collectively, the "Warrants") and the registration by Newcourt of guarantees of the Debt Securities and the Warrants. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

               We have acted as special United States federal income tax counsel to the Company and Newcourt in connection with the Registration Statement. In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinion expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Company and others.

               Based on current United States federal income tax laws and regulations and on current authorization interpretations, we are of the opinion that the statement contained in the section of the Prospectus Supplement titled "Material Federal Income Tax Consequences", to the extent that they concern matters of United States federal income tax law, are correct in all material respects.





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SIDLEY & AUSTIN                                                        NEW YORK

AT&T Capital Corporation
Newcourt Credit Group Inc.
March 1, 1999
Page 2

               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Material Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

               We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                                     Very truly yours,

                                                     Sidley & Austin


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